Dohan and Company Certified Public Accountants A Professional Association	7700 North Kendall Drive, 200 Miami Florida 33156-7578
	Telephone Facsimile E-mail Internet	(305) 274-1366 (305) 274-1368 info@uscpa.com www.uscpa.com

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated October 8, 2003, included in Ikona Gear International, Inc. Form 8-K/A for the years ended August 31, 2003 and 2002, and to all references to our Firm included in this Form S-8 Registration Statement.

                                                                                            /s/ Dohan and Company, P.A., CPA's

 August 30, 2004

Member: Florida Institute of Certified Public Accountants American Institute of Certified Public Accountants Private Companies and SEC Practice Sections	National and worldwide associations through
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